UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 21, 2006

PLURIS ENERGY GROUP INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-25579

(Commission File Number)

87-0571853

(IRS Employer Identification No.)

322-2000 South Dairy Ashford, Houston, TX 77077

(Address of principal executive offices and Zip Code)

281.497.3700

Registrant's telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On November 21, 2006, we:

(a)	increased the authorized number of shares of our common stock from 20,000,000 shares to 250,000,000 shares, par value of $0.001 per share; and
(b)

altered our authorized share capital to authorize the issuance of up to 100,000,000 shares of preferred stock, par value of $0.001 per share, for which the board of directors may fix and determine the designations, rights, preferences or other variations of each class or series within each class of the preferred shares;

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2

The increase in the authorized capital and the creation of the preferred shares was filed with the Secretary of State of the State of Nevada on November 21, 2006.

Exhibit 9.01 Financial Statements and Exhibits.

99.1	Certificate of Amendment to Articles of Incorporation filed with the Secretary of State of the State of Nevada on November 21, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLURIS ENERGY GROUP INC.

By: /s/ Sacha H. Spindler

Sacha H. Spindler

Dated: December 4, 2006

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